POWER OF ATTORNEY
                         For Executing Forms 3, 4 and 5




      KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Clifford J. Alexander, Kathy Kresch Ingber, David A. Rozenson, William R. Parmentier, Jr., Ryan C. Larrenaga, Fred H. Wofford, Cameron S. Avery, Stacy H. Winick, Tim L. Curtin, Laurie Russell and Michelle Rhee signing singly, his/her true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3, 4 and/or 5, and amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Form 3, 4 or 5, or amendment thereto, and the filing of such form with the United States Securities and Exchange Commission and any other stock exchange or similar authority, including preparing, executing and filing Form ID with the Securities and Exchange Commission; and

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

     The undersigned acknowledges that this Power of Attorney applies to the filing of Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in the following funds:

Colonial High Income Municipal Trust            Colonial Investment Grade Municipal Trust
Colonial Intermediate High Income Fund          Colonial Intermarket Income Trust I


Colonial California Insured Municipal Fund      Colonial Insured Municipal Fund
Colonial New York Insured Municipal Fund        Colonial Municipal Income Trust
Liberty All-Star Equity Fund                    Liberty All-Star Growth Fund, Inc.
Liberty All-Star Mid-Cap Fund

     This power-of-attorney shall expire when the undersigned ceases to be required to file a Form 3, 4 or 5 with the United States Securities and Exchange Commission or any other authority.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of June 2005.


                                           /s/ Michael G. Clarke
                                           ---------------------
                                           Michael G. Clarke


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